                                                                    Exhibit 5(c)


                  [Letterhead of Simpson Thacher & Bartlett]



                                         June 8, 1999



Provident Financial Group, Inc.
Provident Capital Trust II
Provident Capital Trust III
One East Fourth Street
Cincinnati, Ohio 45202

     Re:  Provident Financial Group, Inc., Provident
          ------------------------------------------
          Capital Trust II and Provident Capital Trust III
          ------------------------------------------------

Ladies and Gentlemen:

          This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act"), by Provident Financial Group, Inc., an Ohio corporation (the "Company"), Provident Capital Trust II and Provident Capital Trust III, each a Delaware business trust (each, a "Trust", collectively, the "Trusts" and, together with the Company, the "Registrants"), which Registration Statement relates to (i) preferred securities representing beneficial ownership interests in such Trusts (the "Preferred Securities"), (ii) junior subordinated debentures (the "Debentures") to be issued by the Company and (iii) unconditional and irrevocable guarantees (the "Guarantees" and each a "Guarantee") of the obligations of the Trusts under the Preferred Securities that may be issued by the Company.

          We have examined (i) the Registration Statement, (ii) the form of Indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), as filed as an exhibit to the Registration Statement, and

Provident Financial Group, Inc.                                     June 8, 1999
Provident Capital Trust II
Provident Capital Trust III

(iii) the form of Guarantee Agreement (the "Guarantee Agreement") to be executed by the Company and The Chase Manhattan Bank, as Guarantee Trustee (the "Guarantee Trustee"), as filed as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Preferred Securities, Debentures or Guarantees.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

               1. With respect to the Debentures to be issued under the Indenture, when (i) the Indenture has been duly authorized and validly executed and delivered by the Company and the Debenture Trustee, (ii) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and specific terms of such Debentures and (iii) such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture upon payment of the consideration therefor as contemplated by the

Provident Financial Group, Inc.                                    June 8, 1999
Provident Capital Trust II
Provident Capital Trust III

     Registration Statement, such Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

               2. With respect to the Guarantees, when (i) the related Guarantee Agreement has been duly authorized and validly executed and delivered by the Company and by the Guarantee Trustee, (ii) the Board has taken all necessary corporate action to approve the issuance and specific terms of the Guarantee evidenced by such Guarantee Agreement and (iii) such Guarantee Agreement has been duly executed and delivered in accordance with the provisions thereof, such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                         Very truly yours,

                         /s/ SIMPSON THACHER & BARTLETT

                         SIMPSON THACHER & BARTLETT